As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-278171

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	36-4965082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

276 5th Avenue, Suite 704 #739

New York, New York 10001

+6012 643 7688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chong Chan “Sam” Teo

Chief Executive Officer

Treasure Global Inc

276 5th Avenue, Suite 704 #739

New York, New York 10001

+6012 643 7688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Treasure Global Inc (File No. 333-278171), originally filed on March 22, 2024 (the “Registration Statement”), is being filed as an exhibit-only filing to file a Form of Senior Indenture, filed herewith as Exhibit 4.2 and a Form of Subordinated Indenture, filed herewith as Exhibit 4.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the Form of Senior Indenture (filed herewith as Exhibit 4.2) and the Form of Subordinated Indenture (filed herewith as Exhibit 4.3). This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

Item 16. Exhibits.

(a) Exhibits

Exhibit Number	Description
1.1+	At the Market Offering Agreement, dated March 22, 2024, by and between the Company and H.C. Wainwright & Co., LLC.
3.1+	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No. 333-275411), filed with the SEC on August 11, 2023).
3.2+	Bylaws (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (File No. 333-275411), filed with the SEC on August 11, 2023).
3.3+	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-275411), filed with the SEC on August 11, 2023).
3.4+	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K of the Company (Commission No. 001-41476), filed with the SEC on March 4, 2024).
4.1*	Form of Certificate of Designations, Rights and Preferences of Preferred Stock.
4.2#	Form of Senior Indenture.
4.3#	Form of Subordinated Indenture.
4.4*	Form of Debt Security.
4.5*	Form of Warrant.
4.6*	Form of Warrant Agreement.
4.7*	Form of Unit Agreement.
5.1+	Opinion of Sichenzia Ross Ference Carmel LLP relating to the base prospectus.
5.2+	Opinion of Sichenzia Ross Ference Carmel LLP relating to the ATM prospectus.
23.1+	Consent of WWC, P.C, Independent Registered Public Accounting Firm.
23.2+	Consent of Friedman LLP Independent Registered Public Accounting Firm
23.3+	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
24.1+	Power of Attorney (included on the signature page to the Registration Statement on Form S-3 of the Company (No. 333-278171), filed with the SEC on March 22, 2024).
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
107+	Filing Fee Table.

#	Filed herewith.

+	Previously filed.

*	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K of the Registrant and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on March 28, 2024.

TREASURE GLOBAL INC

By:	/s/ Chong Chan “Sam” Teo
Chong Chan “Sam” Teo
Chief Executive Officer (Principal Executive Officer)

Name	Position	Date

/s/ Chong Chan “Sam” Teo	Chief Executive Officer and Director	March 28, 2024
Chong Chan “Sam” Teo	(Principal Executive Officer)

/s/ Michael Chan Meng Chun	Chief Financial Officer	March 28, 2024
Michael Chan Meng Chun	(Principal Financial and Accounting Officer)

/s/ Ho Yi Hui	Director	March 28, 2024
Ho Yi Hui

/s/ Joseph R. “Bobby” Banks	Director	March 28, 2024
Joseph R. “Bobby” Banks

/s/ Marco Baccanello	Director	March 28, 2024
Marco Baccanello

/s/ Jeremy Roberts	Director	March 28, 2024
Jeremy Roberts

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